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                                                                     EXHIBIT (j)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 19, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of Capital Appreciation Portfolio, Cash Management Portfolio, Convertible Portfolio, Government Portfolio, High Yield Corporate Bond Portfolio, International Equity Portfolio, Total Return Portfolio, Value Portfolio, Bond Portfolio, Growth Equity Portfolio, Indexed Equity Portfolio, American Century Income & Growth Portfolio, Dreyfus Large Company Value Portfolio, Eagle Asset Management Growth Equity Portfolio and Lord Abbett Developing Growth Portfolio (separate portfolios constituting MainStay VP Series Fund, Inc. hereafter referred to as "the Fund"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, NY
April 13, 2001


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